Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2019 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--March 13, 2019--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its fourth quarter and fiscal year 2019, which ended January 27, 2019. Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), for the fourth quarter and for fiscal year 2019 were $160.0 million and $627.2 million, respectively.

Highlights for the Fourth Quarter and Fiscal Year 2019

  Q4 FY2019 net sales of $160.0 million and GAAP EPS of $0.20 and non-GAAP EPS of $0.55
  FY2019 record net sales of $627.2 million, an increase of 7% over the prior year’s results and GAAP EPS of $0.92 and record non-GAAP EPS of $1.93
  LoRa®-enabled net sales increased 86% Y/Y to approximately $78.0 million in FY2019
  Signal Integrity and Wireless and Sensing Product Groups achieved record annual net sales
  Repurchased 770,700 or $36.5 million of stock in Q4 FY2019 and 2.4 million or $116.2 million in FY2019
  Delivered record annual operating cash flow of $183.6 million or 29% of net sales in FY2019

Results on a GAAP basis for the Fourth Quarter and Fiscal Year 2019

($ millions except for earnings per diluted share data)

	4Q FY2019	FY2019
Net Sales	$160.0	$627.2
Gross Margin	61.8%	60.1%
Operating Expense	$72.1	$278.5
Operating Margin	16.7%	15.7%
Net Income	$13.3	$63.1
Earnings Per Diluted Share	$0.20	$0.92

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Fourth Quarter and Fiscal Year 2019 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

($ millions except for earnings per diluted share data)

	4Q FY2019	FY2019
Gross Margin	62.1%	60.4%
Operating Expense	$53.1	$213.2
Operating Margin	28.9%	26.4%
Net Income	$37.5	$132.4
Earnings Per Diluted Share	$0.55	$1.93

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated: “We are proud to deliver Q4 results that were in-line with our guidance despite the challenging environment. We are also pleased to deliver a record financial performance for FY2019 with net sales growth of 7% Y/Y and non-GAAP earnings growth of nearly 2x net sales. While the near-term visibility is impacted by China demand softness, geopolitical issues, as well as weakness from both the smartphone and data center end markets, we believe the long-term sustainability of our secular growth drivers in the IoT, data center and mobile markets should drive a second-half rebound and enable us to deliver another solid financial performance in fiscal year 2020.”

GAAP First Quarter of Fiscal Year 2020 Outlook

  Net sales are expected to be in the range of $125.0 million to $135.0 million
  GAAP Gross margin is expected to be in the range of 61.6% to 62.2%
  GAAP SG&A expense is expected to be in the range of $35.3 million to $36.3 million
  GAAP R&D expense is expected to be in the range of $27.6 million to $28.6 million
  GAAP Intangible amortization expense is expected to be approximately $6.7 million
  GAAP Interest and other expense is expected to be approximately $2.0 million
  GAAP Effective tax rate is expected to be a benefit of between 8% and 12%
  GAAP Earnings per diluted share are expected to be in the range of $0.08 to $0.17
  Fully-diluted share count is expected to be approximately 68.2 million shares
  Share-based compensation is expected to be approximately $12.3 million, categorized as follows: $0.4 million cost of sales, $9.3 million SG&A, and $2.6 million R&D
  Capital expenditures are expected to be approximately $11.0 million
  Depreciation expense is expected to be approximately $5.7 million

Non-GAAP First Quarter of Fiscal Year 2020 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP measures set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.9% to 62.5%
  Non-GAAP SG&A expense is expected to be in the range of $26.5 million to $27.5 million
  Non-GAAP R&D expense is expected to be in the range of $24.5 million to $25.5 million
  Non-GAAP Interest and other expense is expected to be approximately $2.0 million
  Non-GAAP Effective tax rate is expected to be in the range of 15% to 19%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.30 to $0.36

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its fourth quarter and fiscal year 2019 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through April 11, 2019 at the same website or by calling (855) 859-2056 and entering conference ID 1537638.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP metrics. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, effective tax rate, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves
  Equity in net gains or losses of equity method investments

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As noted in its first quarter fiscal year 2019 earnings release, the Company is no longer adjusting prior-period non-GAAP performance metrics of net sales and gross margin to exclude the cost of the Comcast Warrant as the Comcast Warrant was fully vested in the first quarter of fiscal year 2019. Accordingly, the Company’s non-GAAP performance previously reported for the fourth quarter of fiscal year 2018 will not be comparable to the period presented in the tables below. The Company in previous periods had excluded the recognized cost of the Comcast Warrant from non-GAAP net sales and non-GAAP gross margin because the cost related to a non-routine, non-cash equity award that was provided to Comcast as an incentive to deploy a network based on technology developed by the Company and because the Comcast Warrant would not have had an ongoing impact on revenues in future periods.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the fourth quarter of fiscal year 2018 and the third and fourth quarters of fiscal year 2019, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the first quarter of fiscal year 2020. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the first quarter of fiscal year 2020 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; export restrictions and impact of trade restrictions and tariffs; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2018, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$160,006	$173,550	$140,614	$627,196	$587,847
Cost of sales	61,139	66,988	55,213	250,174	235,876
Gross profit	98,867	106,562	85,401	377,022	351,971
Operating costs and expenses:
Selling, general and administrative	36,875	39,587	36,483	151,397	146,303
Product development and engineering	28,493	27,147	23,752	109,918	104,798
Intangible amortization	6,728	6,480	7,453	26,649	27,867
Loss on disposition of business operations	-	-	-	-	375
Changes in the fair value of contingent earn-out obligations	-	(8,519)	3,704	(9,419)	3,892
Total operating costs and expenses	72,096	64,695	71,392	278,545	283,235
Operating income	26,771	41,867	14,009	98,477	68,736
Investment impairments	-	(30,000)	-	(30,000)	(4,250)
Interest expense, net	(2,457)	(2,355)	(1,856)	(9,202)	(7,963)
Non-operating income, net	1,909	1,182	(1,333)	3,823	3,348
Income before taxes and equity in net gains (losses) of equity method investments	26,223	10,694	10,820	63,098	59,871
Provision (benefit) for taxes	12,798	(1,454)	12,067	(84)	23,191
Net income before equity in net gains (losses) of equity method investments	13,425	12,148	(1,247)	63,182	36,680
Equity in net (losses) gains of equity method investments	(85)	17	(50)	(126)	(254)
Net income	$13,340	$12,165	$(1,297)	$63,056	$36,426

Earnings per share:
Basic	$0.20	$0.18	$(0.02)	$0.96	$0.55
Diluted	$0.20	$0.18	$(0.02)	$0.92	$0.54

Weighted average number of shares used in computing earnings per share:
Basic	65,525	66,014	66,310	65,982	66,027
Diluted	68,165	68,731	66,310	68,481	67,605

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 27,	January 28,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$312,120	$307,923
Accounts receivable, net	79,223	53,183
Inventories	63,679	71,067
Prepaid taxes	8,406	11,809
Other current assets	21,876	17,250
Total current assets	485,304	461,232

Non-current assets:
Property, plant and equipment, net	118,488	124,586
Deferred tax assets	14,362	4,236
Goodwill	351,141	341,897
Other intangible assets, net	36,558	60,207
Other assets	57,028	93,618
Total assets	$1,062,881	$1,085,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,183	$37,208
Accrued liabilities	65,023	60,832
Deferred revenue	3,439	12,758
Current portion, long term debt	18,269	15,410
Total current liabilities	129,914	126,208

Non-current liabilities:
Deferred tax liabilities	3,363	14,682
Long term debt, less current portion	192,845	211,114
Other long-term liabilities	54,078	68,759
Stockholders’ equity	682,681	665,013
Total liabilities & stockholders' equity	$1,062,881	$1,085,776

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(Amounts in thousands)

	Twelve Months Ended
	January 27,	January 28,
	2019	2018
	(Unaudited)

Net income	$63,056	$36,426

Net cash provided by operating activities	183,563	111,485
Net cash used in investing activities	(36,218)	(65,856)
Net cash used in financing activities	(143,148)	(34,840)
Net increase (decrease) in cash and cash equivalents	4,197	10,789
Cash and cash equivalents at beginning of period	307,923	297,134
Cash and cash equivalents at end of period	$312,120	$307,923

	Three Months Ended
	January 27,	October 28,	January 28,
	2019	2018	2018
	Q419	Q319	Q418
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$47,198	$51,998	$38,634
Net Capital Expenditures	(4,124)	(3,107)	(8,643)
Free Cash Flow:	$43,074	$48,891	$29,991

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Amounts in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
Gross Margin- GAAP	61.8%	61.4%	60.7%	60.1%	59.9%
Share-based compensation	0.3%	0.3%	0.3%	0.3%	0.2%
Adjusted Gross Margin (Non-GAAP)	62.1%	61.7%	61.0%	60.4%	60.1%

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
Operating cost and expense- GAAP	$72,096	$64,695	$71,392	$278,545	$283,235
Share-based compensation	(12,385)	(10,989)	(1,961)	(50,719)	(30,240)
Intangible amortization	(6,728)	(6,480)	(7,453)	(26,649)	(27,867)
Transaction and integration related, including debt refinance costs	(226)	(1,622)	(79)	(2,777)	(3,810)
Restructuring	(252)	(5)	(5,987)	(695)	(6,301)
Environmental and other reserves	-	(81)	(3)	(74)	(460)
Litigation cost net of recoveries	575	264	(899)	6,137	(2,183)
Changes in the fair value of contingent earn-out obligations	-	8,519	(3,704)	9,419	(3,892)
Adjusted Operating cost and expense (Non-GAAP)	$53,080	$54,301	$51,306	$213,187	$208,482

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
Operating Margin- GAAP	16.7%	24.1%	10.0%	15.7%	11.7%
Share-based compensation	8.1%	6.6%	1.4%	8.4%	5.3%
Intangible amortization	4.2%	3.7%	5.4%	4.2%	4.8%
Transaction and integration related	0.1%	1.0%	0.1%	0.4%	0.6%
Restructuring	0.2%	0.0%	4.3%	0.2%	1.1%
Environmental and other reserves and charges	0.0%	0.1%	0.0%	0.0%	0.1%
Litigation cost net of recoveries	-0.4%	-0.2%	0.6%	-1.0%	0.4%
Changes in the fair value of contingent earn-out obligations	0.0%	-4.9%	2.7%	-1.5%	0.7%
Adjusted Operating Margin (Non-GAAP)	28.9%	30.4%	24.5%	26.4%	24.7%

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
GAAP net income	$13,340	$12,165	$(1,297)	$63,056	$36,426

Adjustments to GAAP net income:
Share-based compensation	12,913	11,466	2,278	52,358	31,718
Intangible amortization	6,728	6,480	7,453	26,649	27,867
Transaction and integration related	226	1,622	79	2,777	3,810
Restructuring	252	5	5,987	695	6,301
Environmental and other reserves and charges	-	81	3	74	460
Litigation cost net of recoveries	(575)	(264)	899	(6,137)	2,183
Changes in the fair value of contingent earn-out obligations	-	(8,519)	3,704	(9,419)	3,892
Investment Impairment, net of offsets	-	30,000	-	30,000	4,000
Investment gain	(1,288)	-	-	(1,288)	(4,385)
Total Non-GAAP adjustments before taxes	18,256	40,871	20,403	95,709	75,846
Associated tax effect	5,867	(9,946)	8,179	(26,474)	3,477
Equity in net losses of equity method investments	85	(17)	50	126	254
Total of supplemental information net of taxes	24,208	30,908	28,632	69,361	79,577
Non-GAAP net income	$37,548	$43,073	$27,335	$132,417	$116,003

Diluted GAAP earnings per share	$0.20	$0.18	$(0.02)	$0.92	$0.54
Adjustments per above	0.35	0.45	0.42	1.01	1.18
Diluted non-GAAP earnings per share	$0.55	$0.63	$0.40	$1.93	$1.72

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 28,	January 27,	January 28,
	2019	2018	2018	2019	2018
	Q419	Q319	Q418	Q419	Q418
Comcast Warrant*
Impact on Net Sales	$-	$-	$(1,492)	$(21,501)	$(16,219)
Associated tax effect	-	-	319	3,678	5,664
Impact on EPS	$-	$-	$(0.02)	$(0.26)	$(0.16)

*In consideration of discussions held with the Securities and Exchange Commission we will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
First Quarter of Fiscal Year 2020 Outlook
(Amounts in thousands - except per share amounts)

	Q1 FY20 Outlook
	April 28,
	2019
	Low	High
Gross Margin- GAAP	61.6%	62.2%
Share-based compensation	0.3%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.9%	62.5%

	Low	High
Selling, general and administrative- GAAP	$35.3	$36.3
Share-based compensation	(9.3)	(9.3)
Transaction and integration related	0.5	0.5
Adjusted selling, general and administrative (Non-GAAP)	$26.5	$27.5

	Low	High
Product development and engineering- GAAP	$27.6	$28.6
Share-based compensation	(2.6)	(2.6)
Transaction and integration related	(0.5)	(0.5)
Adjusted product development and engineering (Non-GAAP)	$24.5	$25.5

	Low	High
GAAP EPS	$0.08	$0.17
Share-based compensation	0.18	0.18
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.10	0.10
Associated Tax Effect	(0.07)	(0.10)
Adjusted EPS (Non-GAAP)	$0.30	$0.36

CONTACT:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com